EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S 8 of our reports dated November 23, 2022 relating to the consolidated financial statements of Clearfield, Inc. and Subsidiary (the Company) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10 K of the Company for the year ended September 30, 2022.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

February 23, 2023